AGREEMENT
                                    ---------

                                     between

                              PINNACLE FOODS, Inc.
                              --------------------

                                       and

            UNITED FOOD & COMMERCIAL WORKERS UNION LOCAI, 56, AFL-CIO
            ---------------------------------------------------------

                                chartered by the

         UNITED FOOD COMMERCIAL WORKERS INTERNATIONAL UNION AFL-CIO, CLC
         ---------------------------------------------------------------







                Term: October 1, 1999 through September 30, 2004







                 CHANGES TO CONTRACT AS AMENDED FEBRUARY 1, 2001
                 -----------------------------------------------

                                      INDEX
                                      -----

ARTICLE NO.                           TITLE                               PAGE
-----------                           -----                               ----
ARTICLE I - REPRESENTATION..................................................1
ARTICLE II - UNION SECURTY..................................................1
ARTICLE III - PROBATIONARY PERIOD...........................................1
ARTICLE IV - VISITATION BY UNION REPRESENTATIVE.............................1
ARTICLE V - UNION SUPPORT...................................................2
ARTICLE VI - STRIKES AND LOCKOUTS...........................................2
ARTICLE VII - CAUSE FOR IMMEDIATE DISMISSAL.................................2
ARTICLE VIII - GRIEVANCE PROCEDURE..........................................2
ARTICLE IX - CHECK-OFF......................................................3
ARTICLE X - SENIORITY RIGHTS................................................3
ARTICLE XI - TRANSFERS & PROMOTIONS.........................................3
ARTICLE XII - HOLIDAYS......................................................3
ARTICLE XIII - LUNCH & REST PERIODS.........................................4
ARTICLE XIV - VACATIONS.....................................................4
ARTICLE XV - HEALTH & WELFARE...............................................5
ARTICLE XVI - CALL - IN PAY.................................................6
ARTICLE XVII - CREDIT UNION.................................................6
ARTICLE XVIII - MILITARY SERVICE............................................6
ARTICLE XIX - DISCRIMINATION................................................6
ARTICLE XX - BULLETIN BOARDS................................................6
ARTICLE XXI - FUNERAL LEAVE.................................................6
ARTICLE XXII - CLASSIFICATION & WAGE SCALES.................................6
ARTICLE XXIII - PENSION PLAN................................................9
ARTICLE XXIV - JURY DUTY....................................................9
ARTICLE XXV - MANAGEMENT RIGHTS.............................................9
ARTICLE XXVI - TERMINATION..................................................9

     THIS AGREEMENT made this 1st day of October, 1999, by and between Pinncale Foods, Inc., having its principal place of business in Philadelphia, PA, hereinafter referred to as the "EMPLOYER", and the UNITED FOOD & COMMERCIAL WORKERS UNION, LOCAL 56, chartered by the UNITED FOOD & COMMERCIAL WORKERS INTERNATIONAL UNION, AFL-CIO & CLC, hereinafter referred to as the "UNION", for and on behalf of its members now or hereafter employed by said Employer, and who in this Agreement shall be designated as "EMPLOYEES"

     The parties having bargained as to all matters relating to wages, hours, and other conditions of employment, enter into this Agreement, intending to be bound by all the terms and conditions herein and to actively corporate in attaining an equitable condition of employment for employees, the elimination of waste and inefficiency.

     The purpose of this agreement is for the improvement of the quality of workmanship, and the promotion of good will between the company and its employees.

                           ARTICLE I - REPRESENTATION
                           --------------------------

     The Employer recognized the Union as the exclusive Representative of all its regular and probationary Employees, for the purpose of collective bargaining in respect to rates of pay, wages, hours of employment and other conditions of employment except for QA Personnel, Maintenance Personnel, and contracted out sanitation personnel, clerical employees, guards and supervisory Employees with authority to hire, discharge, promote or discipline, otherwise affect changes in the status of Employees.

                           ARTICLE II - UNION SECURTY
                           --------------------------

     It is a continuing condition of employment of all Employees covered by this Agreement, that they become and remain members of the Local Union in good standing during the term hereof, ninety (90) days after the date of this contract or ninety (90) days after the date of hire, whichever is later. The Union Security provisions in this Agreement are intended to be applicable and enforced only to the extent to an in accordance with the provisions of Section 8A(3) of the National labor Relations Act as amended.

                       ARTICLE III - PROBATIONARY PERIOD
                       ---------------------------------

     During the first six (6) months worked by any new employee, such new employee shall be deemed to be engaged for a trial period, and his employment may be terminated by the Employer for any reason whatsoever prior to completion of such period of employment.

                ARTICLE IV - VISITATION BY UNION REPRESENTATIVE
                -----------------------------------------------

     A duly accredited Representative of the Union shall have the right at all times, during the usual business hours of the day, to visit the food processing industry where members of the said Union are employed, to investigate conditions of labor, check the Employer's payroll and the compliance or non-compliance with this Agreement. In all differences that arise between the Employer and Employees, the duly accredited Representative of the Union shall act for the Employee or Employees in negotiating the correction of any condition that may be the subject of complaint.

                           ARTICLE V - UNION SUPPORT
                           -------------------------

     The Union, Local 56, agrees to do everything within its power to enforce its rules and regulations, and through advice, instructions and example to maintain the highest standard or work. The Union agrees to take necessary disciplinary measures where justified complaints are made by the Employer against an Employee or Employees.

                       ARTICLE VI - STRIKES AND LOCKOUTS
                       ---------------------------------

     It is mutually agreed that there will be no authorized strikes or stoppage of work by the Union, nor shall there by any lockout by the Employer during the life of this Agreement, and that any difference or misunderstanding which may arise between the contracting parties, shall be amicable adjusted by and between the parties themselves, and if the parties cannot amicably adjust the differences, then the matter shall be referred to arbitration as provided hereof.

     In the event of a threat of, preparation for, or the actuality of any unauthorized work stoppage, walkout or strike, the Union and its officials will take every reasonable action to prevent and to stop such proceedings by any of its members.

                  ARTICLE VII - CAUSE FOR IMMEDIATE DISMISSAL
                  -------------------------------------------

         The following shall be causes for immediate dismissal, without prior notice to the Union when proven: Sabotage, Insubordination, Intoxication, Theft, possession of illegal drugs, use of an illegal drug, engaging in horseplay and threatening management or any other employee.

                       ARTICLE VIII - GRIEVANCE PROCEDURE
                       ----------------------------------

     Grievances must be filed within five (5) days of the violation of the Collective Bargaining Agreement. Likewise the Company will answer grievances within a five (5) day period after receiving a grievance.

     Time limit may be extended with mutual consent of the Union Representative and the Company Human Resources Manager.

     The Shop Steward or Stewards shall constitute the Union Committee, and shall be the Representative of the Union in the plant of the Employer.

     All differences, disputes and grievances that may arise under this Agreement between the Union and the Employer, shall be handled by the parties in the following manner:

     A. All complaints shall, in the first instance, be submitted to the Foreman by the Steward.

     B. If they fail to reach a satisfactory adjustment, the said complaint shall then be taken up with the Employer by the Business Representative of the Union.

     C. If the above reach a satisfactory adjustment on such grievance, it shall be deemed to have finally settled the dispute or controversy. If no satisfactory settlement is arrived at, the difference, dispute or grievance may be submitted to arbitration as hereinafter set forth. The Parties shall select an impartial Arbitrator by mutual agreement. If no agreement is reached in the selection of an Arbitrator within five (5) days from the request for arbitration, the Arbitrator shall be selected by the New Jersey State Mediation Service. A decision of the Arbitrator shall be handed down within thirty (30) days and shall be final and binding upon both parties.

     The expense of arbitration shall be shared equally by the parties of this Agreement.

                             ARTICLE IX - CHECK-OFF
                             ----------------------

     The Employer shall deduct from his Employees who are members of the Union, their union dues and initiation fees, and who had filed written authorization therefore. Dues deductions will start on the ninety-first (91st) day of employment. The form of such authorization shall comply with the requirements of the Labor Management Relations Act of 1947 as amended. Same shall be remitted to the Union within ten (10) days thereafter.

                          ARTICLE X - SENIORITY RIGHTS
                          ----------------------------

     Seniority rights are hereby defined as being based upon the length of time the Employee has been continuously in the service of the Employer, and such seniority rights shall govern selectivity in all promotions, job classification, changes, lay-offs and re-hiring.

     Employees laid off shall be rehired on the basis of seniority before any Employees in the same department are employer, providing the Employees so re-hired are in good standing with the Union.

     In case of continued sickness or accident, all Employees so affected, shall maintain their respective seniority for a period of one (1) year.

     In the ordinary routine of day by day procedure, all Employees engaged in like operations, shall be considered as having equal rights and no special distinction or preference shall be considered as an implied right and no special distinction or preference shall be considered as an implied right of seniority. Employees laid off and subsequently re-hired by the Employer within six (6) months from the lay-off date, shall retain their former seniority.

                      ARTICLE XI - TRANSFERS & PROMOTIONS
                      -----------------------------------

     Transfers and promotions shall be governed by seniority subject to the Employee's ability to do the job. Employees may be transferred from one job to another, providing they do not receive any reduction in pay.

                             ARTICLE XII - HOLIDAYS
                             ----------------------

     It is agreed that all Employees shall receive the following holidays with pay:

                                 New Year's Day
                                  Memorial Day

                                 Fourth of July
                                    Labor Day
                                Thanksgiving Day
                                  Christmas Day
                               2 Personal Holidays

     A Personal Holiday shall be taken at the Employee's Discretion, provided that he gives five (5) days notice to the Employer.

     In order to be eligible for holiday pay, the Employee must work at least two (2) days in the week in which the holiday occurs and provided that he works the scheduled day before and the scheduled day after the holiday.

     During the holiday work week, overtime of time and one-half (1 1/2) shall commence after thirty-two (32) hours of work. During the normal weeks, overtime of time and one-half shall commence after forty (40) hours of work.

     Employees must complete their probationary period of six (6) months to become eligible for Holidays and Personal Holidays.

                      ARTICLE XIII - LUNCH & REST PERIODS
                      -----------------------------------

     All employees shall be granted two (2) fifteen (15) minute paid breaks during a normal schedule shift of eight (8) hours. First (1st) break is before lunch and second (2nd) break is after lunch. Employees scheduled ten (10) or more hours shall receive an additional fifteen (15) minute break period.

     No Employee shall be required to work in excess of six (6) hours without a lunch period consisting of at least thirty (30) minutes.

                            ARTICLE XIV - VACATIONS
                            -----------------------

     The Employer retains the right to limit the number of employees on vacation at one time, furthermore the Employer may schedule blackout periods as the need arises in order to manage it's business.

     The Employer agrees to grant Employees, the following vacations:

     Employees with one (1) year's service, but less than three (3) year's service, shall receive one (1) week's vacation with pay.

     Employees with three (3) or more year's of service, shall receive two (2) week's vacation with pay.

     Employees with thirteen (13) year's of service, shall receive three (3) week's vacation with pay.

     Vacation pay shall be computed on the basis of forty (40) hours times the regular hourly rate.

     Employees shall receive their vacation pay in a separate check, denoting vacation pay.

                         ARTICLE XV - HEALTH & WELFARE
                         -----------------------------

     The Employer agrees to pay for each eligible employee for medical benefits as follows:

     Employees hired before February 1, 2001 and complete twelve (12) months of service shall receive benefits.

     Employees hired after February 1, 2001 and complete eighteen (18) months shall receive benefits in eighteen (18) months.

-----------------------------------------------------------
Full Time           Plan E -           $318.00 per month
-----------------------------------------------------------
Part Time           Plan H -           $210.00 per month
-----------------------------------------------------------


     If, on October 1, 2000, the Company's contribution shall be insufficient to continue to provide the benefits established in this Agreement, then the Company's monthly payment may be increased by no more than seven (7) percent.

     If, on October 1, 2001, the then current Company's contribution shall be insufficient to continue to provide the benefits established in this Agreement, then the Company's monthly payment may be increased by no more than seven (7) percent.

     If, on October 1, 2002, the then current Company's contribution shall be insufficient to continue to provide the benefits established in this Agreement, then the Company's monthly payment may be increased by no more than seven (7) percent.

     If, on October 1, 2003, the then current Company's contribution shall be insufficient to continue to provide the benefits established in this Agreement, then the Company's monthly payment may be increased by no more than seven (7) percent.

     It shall also be the obligation of the Employer to notify the Union immediately of the cessation of any Employee or Employees for whom the aforementioned payments are being made. Failure of the Employer to so notify the Union, will continue the Employer's liability to make such monthly insurance payments, and the Employer will not be relieved of such liability until proper notice has been given to the Union.

     The Employer retains the right to competitively shop for insurance, at no time can the Employer delete any coverage already in place.

     The Employer upon providing proof of insurance can opt out of the medical plan with the Health & Welfare Fund and the Employer reimbursing half (1/2) of the rate to the Employee on a monthly basis. January is the only month of the year that employees can opt in or out of the medical plan.

                          ARTICLE XVI - CALL - IN PAY
                          ---------------------------

     All Employees reporting for work, unless otherwise notified, shall be guaranteed at least four (4) hours work pay. Persons who report late, shall have the difference deducted from the above guarantee. Employee must have completed their six (6) month probationary period in order to qualify for this benefit.

                          ARTICLE XVII - CREDIT UNION
                          ---------------------------

     The Company and the Union agree to arrange for payroll deductions for voluntary participation in the Union administered Credit Union.

                        ARTICLE XVIII - MILITARY SERVICE
                        --------------------------------

     In the event that any Employee covered by this Agreement is called to active military service in the Armed Forces of the United States, either in peace or time of war, such Employee shall not, during the term of such service, lose his seniority rights as provided under this Agreement and upon his discharge, he shall be offered his former position or one of like status with the Company.

                          ARTICLE XIX - DISCRIMINATION
                          ----------------------------

     No workers, regardless of race, creed, color, nationality or Union activity, shall be discriminated against in the placement or employment, conditions of work, or in wages, etc.

                          ARTICLE XX - BULLETIN BOARDS
                          ----------------------------

     The Employer agrees to maintain a Bulletin Board for the purpose of the Union.

                          ARTICLE XXI - FUNERAL LEAVE
                          ---------------------------

     In the event of a death in the Employee's immediate family (immediate family shall consist of parents, wife, husband, children, brother, sister, mother-in-law or father-in-law), the Employee shall be allowed three (3) days leave with pay at straight time rates provided the employee brings in proof or documentation.

     It is agreed he shall receive no pay unless the day of burial falls on a regular work week and not on days off, vacations, holidays or Sundays.

                  ARTICLE XXII - CLASSIFICATION & WAGE SCALES
                  -------------------------------------------

              PACKER/GEN. LABOR        LEAD UTILITY        LEAD MACHINE OPER.       LEAD PRODUCTION
              -----------------        ------------        ------------------       ---------------
Start                $ 6.50                  $ 7.50                $ 12.50                $ 14.50
90 days                6.75                    7.75                  12.75                  14.75
6 months               7.00                    8.00                  13.00                  15.00

                                       6

1 year                 7.25                    8.25                  13.25                  15.25
2nd year               7.50                    8.50                  13.50                  15.50
3rd year               7.80                    8.80                  13.80                  15.80
4th year               8.10                    9.10                  14.10                  16.10

                          WAREHOUSE/TRANSPORTATION
                          ------------------------

Start                              $ 8.00
90 days                              8.50
6 months                             9.00
1 year                               9.50
2nd year                            10.00
3rd year                            10.50
4th year                            11.00


                                DRIVER'S RATE
                                -------------

Start                               $ 15.00
1 year                                15.50
2nd year                              16.00
3rd year                              18.00
4th year                              20.00

                              MEATCUTTER'S RATE
                              -----------------

Start                               $ 16.00
1 year                                16.50
2nd year                              17.00
3rd year                              17.50
4th year                              18.00

                           MEAT APPRENTICE'S RATE
                           ----------------------

Start                     60% of Meatcutter's rate
6 months                  70% of Meatcutter's rate
18 months                 80% of Meatcutter's rate
2 years                   85% of Meatcutter's rate
30 months                 90% of Meatcutter's rate
36 months                 95% of Meatcutter's rate

          TRIMMER'S RATE                      SAW OPERATOR'S RATE
          --------------                      -------------------
                $ 9.00                                     $ 9.00
                  9.50                                       9.50
                 10.00                                      10.00
                 10.50                                      10.50

            JOURNEYMAN                          LEAD JOURNEYMAN
            ----------                          ---------------
                $12.00                                     $14.00


     Shift Differential will be $.50 for Second (2nd) Shift.

     All Employees currently making over the rate are Red Circled and cannot have their wages reduced.

     Training Programs will be developed by the Company.

     ALL YEARLY RAISES WILL BE DONE ON THE CONTRACT ANNIVERSARY DATE.

                          ARTICLE XXIII - PENSION PLAN
                          ----------------------------

     The Union and the Company agree to meet to discuss the implementation of a Company sponsored 401(k) Plan or the UFCW Local 56 Savings Plan. This Plan will be implemented by January 1, 2001.

                            ARTICLE XXIV - JURY DUTY
                            ------------------------

     Employees will be paid the difference between eight (8) hours straight time and the money received from Jury Duty. Proof of this service must be submitted to the Company.

                        ARTICLE XXV - MANAGEMENT RIGHTS
                        -------------------------------

     The union recognizes the Employers right to manage the business which to the extent expressly abridged by a specific provision of this Agreement, includes all of its Common Law Rights which shall include but are not limited to Right to Hire New Employees, to promote, to direct the working force, to assign work, to schedule hours of operation, to discipline, suspend or discharge for just cause, transfer, and layoff because of work, require Employees to follow reasonable Company workrules and regulations not inconsistent with this Agreement. To decide, the number of an locations of all it's plants, products to be manufactured, and the methods of, to alter any process in the manufacture of product to add or discontinue any product, the right to add new equipment, machinery or processes or to discontinue the same, the right to adopt reasonable workrules, Attendance and Drug and Alcohol Policies.

                           ARTICLE XXVI - TERMINATION
                           --------------------------

     This Agreement shall be effective from the 1st day of October, 1999, until September 30, 2004, and shall continue from year to year thereafter unless or until termination by written notice given by either party to the other at least sixty (60) days prior to the expiration of the original or any subsequent period. The parties hereto agree that should any section, part or paragraph of this Agreement be declared unlawful, invalid, ineffective or unenforceable that said section, part or paragraph thereof, and the remainder of this Agreement shall continue to remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto, their successors in title or their successors by operation of law and their assigns, intending to be legally bound by this Agreement, and the provisions contained herein, have caused these presents to be duly signed by their duly authorized officers and Representatives.

PINNCALE FOODS, INC.                         UNITED FOOD & COMMERCIAL WORKERS
                                                UNION, LOCAL 56, AFL-CIO

-------------------------                    ------------------------------
Michael Queen, President                     Anthony R. Cinaglia, President

------------------------                     ------------------------------
Rhonda Diehl, Human Resources                John Swift, Business Representative